                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 MARCH 14, 2000

                                 MAIL.COM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                      000-26371               13-3787073
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)


                             11 BROADWAY, 6TH FLOOR
                               NEW YORK, NY 10004
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code                (212) 425-4200



                                       N/A
--------------------------------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 14, 2000, Mail.com, Inc. ("Mail.com") acquired eLong.com, Inc., a Delaware corporation ("eLong.com"), pursuant to an Agreement and Plan of Merger dated as of March 14, 2000 (the "Merger Agreement"), by and among Mail.com, a special purpose acquisition subsidiary of Mail.com ("Acquisition Sub"), eLong.com and the stockholders of eLong.com. eLong.com, through its wholly-owned subsidiary in the People's Republic of China, operates the Web Site www.eLong.com, which is a local content provider. Acquisition Sub merged with and into eLong.com, with eLong.com surviving as a majority-owned subsidiary of Mail.com (the "Merger"). Concurrently with the Merger, eLong.com changed its name to Asia.com, Inc. ("Asia.com"). In the Merger, Mail.com issued to the former stockholders of eLong.com an aggregate of 3,599,491 shares of Mail.com Class A common stock, with cash being paid in lieu of fractional shares of Mail.com Class A common stock. All outstanding options to purchase eLong.com common stock were converted into options to purchase an aggregate of 279,289 shares of Mail.com Class A common stock. In addition, Mail.com is obligated to issue up to an additional 719,899 shares of Mail.com Class A common stock in the aggregate to the former stockholders of eLong.com if Mail.com or Asia.com acquires less than $50.0 million in value of businesses engaged in developing, marketing or providing consumer or business internet portals and related services focused on the Asian market or a portion thereof, or businesses in furtherance of such a business, prior to March 14, 2001. The actual amount of shares issued will be based upon the amount of any shortfall in acquisitions below the $50.0 million target amount.

         In the Merger, certain former stockholders of eLong.com retained an aggregate of 1,584,158 shares of Class A common stock, par value $0.01 per share, of Asia.com, representing approximately 4.0% of the outstanding common stock of Asia.com. Concurrently with the Merger, such stockholders entered into a Contribution Agreement by and among Mail.com, Acquisition Sub, Asia.com and such stockholders pursuant to which such stockholders contributed an aggregate of $2.0 million in cash to Asia.com in exchange for an additional 792,079 shares of Class A common stock of Asia.com, representing approximately 1.9% of the outstanding common stock of Asia.com. Pursuant to the Contribution Agreement, Mail.com (1) contributed to Asia.com all of its right, title and interest in the domain names Asia.com and Singapore.com and $10.0 million in cash and (2) agreed to contribute to Asia.com up to an additional $10.0 million in cash over the next 12 months and to issue, at the request of Asia.com, up to an aggregate of 242,424 shares of Mail.com Class A common stock. In exchange therefor, Asia.com issued to Mail.com 12,277,227 shares of Class B common stock, par value $0.01 per share, of Asia.com. As a result of the transactions effected pursuant to the Merger Agreement and the Contribution Agreement, Mail.com owns shares of Class B common stock of Asia.com representing approximately 94.1% of the outstanding common stock of Asia.com.

         The shares of Class A common stock of Asia.com are entitled to one vote per share and the shares of Class B common stock of Asia.com are entitled to 10 votes per share. The shares of Class A common stock and Class B common stock are otherwise subject to the same rights and restrictions.

         On March 28, 2000, Mail.com issued a press release relating to the Merger, a copy of which is filed herewith as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired.

                  The financial statements will be filed on or before the sixtieth day following the date that this Current Report on Form 8-K was required to be filed.

         (b)      Pro Forma Financial Information.

                  The pro forma financial information will be filed on or before the sixtieth day following the date that this Current Report on Form 8-K was required to be filed.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger dated as of March 14, 2000 by and among Mail.com, Inc., Asia.com, Inc., eLong.com, Inc. and the Stockholders of eLong.com, Inc.*

                  99.1 Press Release of Mail.com, Inc. released March 28, 2000, announcing completion of the acquisition.

         * Disclosure schedules and other attachments to the Agreement and Plan of Merger are omitted, but will be furnished supplementally to the Commission upon request.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 28, 2000

                                             MAIL.COM, INC.

                                             By:  /s/ David Ambrosia
                                                  --------------------------
                                                  David Ambrosia,
                                                  Executive Vice President
                                                  and General Counsel

                                  EXHIBIT INDEX

         2.1 Agreement and Plan of Merger dated as of March 14, 2000 by and among Mail.com, Inc., Asia.com, Inc., eLong.com, Inc. and the Stockholders of eLong.com, Inc.

         99.1 Press Release of Mail.com, Inc. released March 28, 2000, announcing completion of the acquisition.